UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 28, 2005

DYAX CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Technology Square

Cambridge, MA  02139

(Address of Principal Executive Offices)  (Zip Code)

(617) 225-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement

On December 28, 2005, in anticipation of the effective date of Statement of Financial Accounting Standards No. 123(R) (Share-Based Payment), the Compensation Committee of the Board of Directors of Dyax Corp. approved the acceleration of vesting of certain unvested “out-of-the-money” stock options held by current employees as of December 28, 2005, including executive officers.  For this purpose, a stock option was considered “out-of-the-money” if the option exercise price was greater than $6.00 per share. The closing price of Dyax’s common stock on December 27, 2005, the day before the date the Compensation Committee approved the acceleration of vesting of “out-of-the-money” options, was $4.92.  The Compensation Committee took these actions in accordance with the applicable provisions of Dyax’s 1995 Equity Incentive Plan, after determining that these actions would not have any material adverse effect on the optionholders, even though for certain employees a portion of the accelerated options would no longer qualify as incentive stock options.  No stock options held by non-employee directors were accelerated in this action.

The purpose of the acceleration is to enable Dyax to avoid recognizing compensation expense associated with these options in future periods in its consolidated statements of operations, upon effectiveness of the application of SFAS No. 123(R), which Dyax will adopt effective as of January 1, 2006.  The pre-tax charge estimated by Dyax to be avoided as a result of the acceleration is approximately $7.2 million over the course of the original vesting periods, which on average is approximately 2.5 years from the effective date of the acceleration.  The avoided estimated pre-tax charge is $2.4 million in 2006, $2.4 million in 2007, $2.3 million in 2008 and $100,000 in 2009.  The Compensation Committee also believes that because the options that have been accelerated have exercise prices in excess of the current market value of Dyax’s common stock, the options have more limited perceived value to employees and are not fully achieving their original objective of incentive compensation and employee retention.

As a result of the acceleration of vesting, options to purchase approximately 713,516 shares of Dyax common stock (which represents approximately 15% of Dyax’s currently outstanding stock options) became exercisable immediately. The accelerated options have exercise prices ranging from $6.08 to $14.14 per share.  The weighted average exercise price of the accelerated options is $10.48 per share.  Executive officers of Dyax hold options for 35% of the accelerated option shares.

The table below sets forth information regarding accelerated option shares held by executive officers of Dyax.

Name of Executive Officer	Title	Number of Accelerated Option Shares
Henry E. Blair	Chairman and Chief Executive Officer	87,500
Stephen S. Galliker	Executive Vice President, Finance and Administration and Chief Financial Officer	46,875
Ivana Magovcevic-Liebisch, Ph.D., J.D.	General Counsel and Executive Vice President, Corporate Communications	55,833
Clive R. Wood, Ph.D.	Executive Vice President, Discovery Research and Chief Scientific Officer	58,333

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated:	December 30, 2005	By:	/s/ Stephen S. Galliker
Stephen S. Galliker
Executive Vice President, Finance
and Administration, and Chief
Financial Officer